UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 8.01 below is incorporated herein by reference. The shares of Class A common stock, par value $0.01 per share, described herein were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, in each case to existing security holders of AMC Entertainment Holdings, Inc. (the “Company”) as part of the terms of the exchange exclusively for such holders’ securities. No commission or other remuneration was paid or given for soliciting the exchange transactions. Other exemptions may apply.

Item 8.01	Other Events

Between August 5, 2024 and September 30, 2024, the Company entered into a series of privately negotiated agreements to extinguish unsecured debt in an aggregate principal amount of $152,923,002, consisting of $15,602,000 principal amount of 5.75% subordinated notes due 2025, $9,572,000 principal amount of 5.875% subordinated debt due 2026, and $127,749,002 principal amount of 10%/12% cash/PIK toggle subordinated notes due 2026, which the Company repurchased and/or exchanged for aggregate consideration of 11,091,833 shares of the Company’s Class A common stock, par value $0.01 per share, and $103,123,472 of cash, excluding accrued interest. The Company may engage in similar transactions in the future but is under no obligation to do so.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: September 30, 2024	By:	/s/ Kevin M. Connor
Name: Kevin M. Connor
Title: Senior Vice President, General Counsel and Secretary